UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 26, 2024

UR-ENERGY INC.
(Exact name of registrant as specified in its charter)

Canada	001-33905	Not applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10758 W Centennial Road, Suite 200 Littleton, Colorado	80127
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (720) 981-4588

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	URG (NYSE American): URE (TSX)	NYSE American; TSX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 26, 2024, Ur-Energy Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Cantor Fitzgerald & Co., as representative of the underwriters named therein (the “Underwriters”), in connection with an underwritten public offering of 57,150,000 of the Company’s common shares, no per value (the “Common Shares”), at a public offering price of $1.05 per Common Share.

Under the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to 8,572,500 additional Common Shares. The gross proceeds to the Company from the offering are expected to be approximately $60.0 million, before deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company. All of the securities in the offering are being sold by the Company.

The offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-272992) previously filed with the Securities and Exchange Commission and declared effective on July 19, 2023, and a preliminary and final prospectus supplement thereunder.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including liabilities arising under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The Underwriting Agreement has been filed with this Current Report on Form 8-K to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The preceding summary of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated July 26, 2024, between Ur-Energy Inc. and Cantor Fitzgerald & Co., as representative of the underwriters named therein.
5.1	Opinion of Fasken Martineau DuMoulin LLP
23.1	Consent of Fasken Martineau DuMoulin LLP (included in the opinion filed as Exhibit 5.1)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2024

Ur-Energy Inc.

By:	/s/ Penne A. Goplerud
Name: Penne A. Goplerud
Title: Corporate Secretary and General Counsel

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